UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Expert Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2026, NKGen Biotech, Inc. (the “Company” and formerly known as Graf Acquisition Corp. IV) and Seller (defined below) entered into an eighth amendment (the “FPA Amendment”) to the forward purchase agreement, dated as of September 22, 2023 (the “FPA”), initially among the Company, Graf, Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO” with MSC, MCP, and MSTO collectively, “Seller”) for OTC Equity Prepaid Forward Transactions, as amended on December 26, 2023, as further amended on January 2, 2024, January 11, 2024, February 21, 2024, July 12, 2024, September 5, 2024, and December 31, 2024.

Pursuant to the FPA Amendment, the Company and Seller agreed to extend the Valuation Date (as defined in the FPA) to December 31, 2026, or as otherwise described in the FPA Amendment. All other terms and conditions remained unchanged.

On January 23, 2026, the Company and NKGen Operating Biotech, Inc., a Delaware corporation (together with the Company, the “Borrowers”), entered into a second amendment (the “Alpine Second Amendment”) to that certain secured promissory note with AlpineBrook Capital GP I Limited, dated January 5, 2026, as amended by that certain amendment to secured promissory note dated January 12, 2026 (the “Note”).

The Alpine Second Amendment provides an additional $372,000 of funding to the Borrowers (the “Third Additional New Loan”). As a result, the principal amount of the Note was increased to $26,507,106. The Alpine Second Amendment also clarifies that interest on the Third Additional New Loan accrues from January 23, 2026 (the date on which the Alpine Second Amendment was entered into).

The foregoing description of the FPA Amendment and Alpine Second Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the FPA Amendment and Alpine Second Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Eighth Amendment to Forward Purchase Agreement, dated as of January 20, 2026, among NKGen and Meteora Capital Partners, LP and certain of its affiliates.
10.2	Amendment No. 2 to Secured Promissory Note issued to the AlpineBrook Capital GP I Limited, dated January 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: January 26, 2026	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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